UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2013

HF2 FINANCIAL MANAGEMENT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35848	46-1314400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	999 18th Street, Suite 3000, Denver, Colorado	80202
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 893-2902

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure below under Item 8.01 regarding the sale of the Sponsors’ Shares is incorporated herein by reference.

Item 8.01. Other Events

As previously announced, the initial public offering (the “Offering”) of 15,300,000 shares of Class A Common Stock (the “Public Shares”) of HF2 Financial Management Inc. (the “Company”) was consummated on March 27, 2013. The Public Shares were sold at a price of $10.00 per share, generating gross proceeds to the Company of $153,000,000.

Simultaneously with the consummation of the Offering, the Company consummated the private placement (“Private Placement”) of 1,414,875 shares of Class A Common Stock (“Sponsors’ Shares”) to its sponsors at a price of $10.00 per share, generating total proceeds to the Company of $14,148,750. The Sponsors’ Shares are identical to the Public Shares, except the purchasers have agreed (A) to vote their Sponsors’ Shares in favor of any proposed business combination and (B) not to convert any Sponsors’ Shares in connection with a stockholder vote to approve the Company’s proposed initial business combination. Additionally, the purchasers have agreed not to transfer, assign or sell any of the Sponsors’ Shares (except to certain permitted transferees) until 30 days after the completion of the Company’s initial business combination.

The Company has deposited $160,650,000 (including the $14,148,750 from the Private Placement), or $10.50 per Public Share, into a trust account maintained by Continental Stock Transfer & Trust Company acting as the trustee (the “Trust Account”).

Audited financial statements as of March 27, 2013 reflecting receipt of the proceeds upon the consummation of the Offering and the Private Placement are attached hereto as Exhibit 99.1.

In connection with the Offering, the Company granted the underwriters a 45-day option to purchase up to an additional 2,295,000 Public Shares to cover over-allotments. On March 28, 2013, the underwriters elected to exercise the over-allotment option to the full extent of 2,295,000 Public Shares. The Company closed the sale of the Public Shares pursuant to the over-allotment option on April 1, 2013 and received proceeds, net of the underwriters’ discount, of $22,284,450. Simultaneously with the closing of the sale of the Public Shares pursuant to the over-allotment option, the Company raised an additional $1,813,050, net of commissions, through the sale of an additional 183,525 Sponsors’ Shares to the Sponsors in a private placement to maintain in the Trust Account an amount equal to $10.50 per Public Share sold. The Company deposited all of the net proceeds of these sales, or $24,097,500, in the Trust Account. As of April 1, 2013, the Company holds a total of $184,747,500 in the Trust Account, or $10.50 per Public Share.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Audited Financial Statements

99.2	Press release issued by HF2 Financial Management Inc. dated April 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF2 FINANCIAL MANAGEMENT INC.

Date: April 2, 2013	By:	/s/ R. Bradley Forth
R. Bradley Forth
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited Financial Statements

99.2	Press release issued by HF2 Financial Management Inc. dated April 2, 2013